Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES THIRD-QUARTER 2018 FINANCIAL RESULTS

Better-Than-Expected Q3 Results

Santa Monica, CA – November 8, 2018 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced third-quarter 2018 results.

“Activision Blizzard’s results for Q3 exceeded our prior outlook as we continue to entertain large audiences, drive deep engagement, and attract significant audience investment across our franchises,” said Bobby Kotick, Chief Executive Officer of Activision Blizzard. “Our unique advantage continues to be our ability to create the most compelling interactive and spectator entertainment based on our own franchises, combined with our direct digital connection to hundreds of millions of customers, in over 190 countries. With these competitive advantages, we continue to connect and engage the world through epic entertainment.”

Financial Metrics

	Q3

		Prior
(in millions, except EPS)	2018	Outlook*	2017

GAAP Net Revenues	$1,512	$1,490	$1,618
Impact of GAAP deferralsA	$146	$125	$284

GAAP EPS	$0.34	$0.16	$0.25
Non-GAAP EPS	$0.42	$0.37	$0.47
Impact of GAAP deferralsA	$0.10	$0.10	$0.13

    * Prior outlook was provided by the company on August 2, 2018 in its earnings release.

For the quarter ended September 30, 2018, Activision Blizzard’s net revenues presented in accordance with GAAP were $1.51 billion, as compared with $1.62 billion for the third quarter of 2017. GAAP net revenues from digital channels were $1.28 billion. GAAP operating margin was 18%. GAAP earnings per diluted share were $0.34, as compared with $0.25 for the third quarter of 2017.

For the quarter ended September 30, 2018, on a non-GAAP basis, Activision Blizzard’s operating margin was 27% and earnings per diluted share were $0.42, as compared with $0.47 for the third quarter of 2017.

For the quarter ended September 30, 2018, operating cash flow was $253 million. For the trailing twelve-month period, operating cash flow was $1.95 billion.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

1

Activision Blizzard Announces Q3 2018 Financial Results

Operating Metric

For the quarter ended September 30, 2018, Activision Blizzard’s net bookingsB were $1.66 billion, as compared with $1.90 billion for the third quarter of 2017. Net bookingsB from digital channels were $1.44 billion, as compared with $1.47 billion for the third quarter of 2017.

Selected Business Highlights

Over the last three months, all three of the Company’s segments have delivered innovative major content releases for our global franchises. Activision launched Call of Duty®: Black Ops 4, Blizzard released World of Warcraft®: Battle for AzerothTM, and King launched Candy Crush Friends SagaTM. The high quality of these releases has been widely recognized in our communities and beyond.

Audience Reach

•     Activision Blizzard had 345 million Monthly Active Users (MAUs)C in the quarter.

•     King had 262 million MAUsC in the quarter. Candy Crush SagaTM MAUsC grew year-over-year. In October, the newly launched Candy Crush Friends Saga reached the top of the iPhone download charts in 93 countries within three weeks.

•     Blizzard had 37 million MAUsC in the quarter. World of Warcraft: Battle for Azeroth set a new day-one franchise record with more than 3.4 million units sold-through. World of Warcraft engagement grew strongly quarter-over-quarter. Hearthstone® recently surpassed the 100 million life-to-date registered player milestone.

•     Activision had 46 million MAUsC in the quarter. Destiny MAUsC grew quarter-over-quarter and year-over-year, driven by the launch of Forsaken and reach initiatives for the base game. Activision MAUsC increased significantly in October following the launch of Call of Duty: Black Ops 4. In the first three weeks after launch, Black Ops 4 sold-through more units than Black Ops III, with PC sell-through more than three times higher. Additionally for the first three weeks after launch, total active users and hours played were 16% and over 20% higher respectively, versus Black Ops III.

Deep Engagement

•     Players spent a record 52 minutes per day in Activision, Blizzard, and King games in the quarter. Viewership of our games was up substantially this quarter, and in the month of October, Activision Blizzard had seven of the top 20 most viewed games on the industry’s largest streaming platform1, including Call of Duty: Black Ops 4 where viewership continues to break franchise records.

•     The Overwatch LeagueTM continues to build on the success of its inaugural season with the announcement of the sale of another six teams in September, again at a substantially higher valuation than the team prices in the first season. These latest sales take the total league roster to 20 teams, with nine teams outside the U.S.

•     In November, BlizzCon®, the ultimate celebration of the Blizzard community, drew over 40,000 fans in person

2

Activision Blizzard Announces Q3 2018 Financial Results

with millions more livestreaming from around the world.

Player Investment

•     Activision Blizzard delivered $1 billion of in-game net bookingsB in the third quarter and a record $3 billion year-to-date.

•     This quarter, King had two of the top-10 highest-grossing titles in the U.S. mobile app stores for the twentieth quarter in a row, with Candy Crush Saga at #1 again.2

•     King’s advertising business continued to exceed plan with net bookingsB growing almost 50% sequentially, albeit off a relatively small base.

Company Outlook

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA

CY 2018
Net Revenues	$7,355	$7,355	$120
EPS	$1.94	$2.46	$0.12
Fully Diluted Shares	772	772
Q4 2018
Net Revenues	$2,236	$2,236	$812
EPS	$0.43	$0.64	$0.63
Fully Diluted Shares	776	776

Net bookingsB are expected to be $7.48 billion for 2018 and $3.05 billion for the fourth quarter of 2018.

Currency Assumptions for 2018 Outlook:

•                 $1.20 USD/Euro for current outlook (vs. average of $1.12 for 2017 and $1.11 for 2016); and

•                 $1.34 USD/British Pound Sterling for current outlook (vs. average of $1.30 for 2017 and $1.36 for 2016).

•                 Note: Our financial guidance includes the forecasted impact of our FX hedging program.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended September 30, 2018 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit https://investor.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 800-263-0877 in the U.S. with passcode 9817186. A replay of the call will also be available after the call’s conclusion and archived for one year at https://investor.activision.com/events.cfm.

3

Activision Blizzard Announces Q3 2018 Financial Results

About Activision Blizzard

Activision Blizzard, Inc., a member of the Fortune 500 and S&P 500, is the world’s most successful standalone interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Destiny, and Skylanders®, Blizzard Entertainment’s World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King’s Candy Crush™,  Bubble Witch™, and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®.” Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 GITHYP.com for most watched games by total viewers, for the one month period ended November 1, 2018.

2 U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for third quarter of 2018.

A Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

C Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the King acquisition, inclusive of related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•                  restructuring charges;

•                  other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;

4

Activision Blizzard Announces Q3 2018 Financial Results

•                  the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and

•                  significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

The company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles, products, and services; concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres and modes, and preferences among platforms; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our newly acquired or started businesses and the potential impact of our expansion into new businesses on our existing businesses; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; counterparty risks relating to customers, licensees, licensors, and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain, and motivate key personnel and developers that can create high-quality titles, products, and services; changing business models within the video game industry, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; the outcome of current or future tax disputes; litigation risks and associated costs; protection of proprietary rights; potential data breaches and other cybersecurity risks; shifts in consumer spending trends; capital market risks; the impact of applicable laws, rules, and regulations, including changes in those laws, rules, and regulations; domestic and international economic, financial, and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017.

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future

5

Activision Blizzard Announces Q3 2018 Financial Results

performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

6

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 [1]	2017	2018 [1]	2017
Net revenues
Product sales	$263	$384	$1,447	$1,373
Subscription, licensing, and other revenues [2]	1,249	1,234	3,672	3,601
Total net revenues	1,512	1,618	5,119	4,974

Costs and expenses
Cost of revenues—product sales:
Product costs	127	149	416	422
Software royalties, amortization, and intellectual property licenses	20	37	214	200
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	257	249	777	717
Software royalties, amortization, and intellectual property licenses	109	117	278	359
Product development	263	273	776	750
Sales and marketing	263	345	741	899
General and administrative	208	191	623	539
Total costs and expenses	1,247	1,361	3,825	3,886

Operating income	265	257	1,294	1,088
Interest and other expense (income), net	13	37	67	109
Loss on extinguishment of debt	40	—	40	12
Income before income tax expense (benefit)	212	220	1,187	967

Income tax expense (benefit)	(48)	32	25	109

Net income	$260	$188	$1,162	$858

Basic earnings per common share	$0.34	$0.25	$1.53	$1.14
Weighted average common shares outstanding	763	755	761	753

Diluted earnings per common share	$0.34	$0.25	$1.51	$1.12
Weighted average common shares outstanding assuming dilution	771	766	771	764

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three and nine months ended September 30, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the third quarter of 2018 for additional information.

2                    Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, downloadable content, microtransactions, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	September 30, 2018 [1]	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$3,308	$4,713
Accounts receivable, net	641	918
Inventories, net	174	46
Software development	348	367
Other current assets	501	476
Total current assets	4,972	6,520
Software development	174	86
Property and equipment, net	281	294
Deferred income taxes, net	243	459
Other assets	454	440
Intangible assets, net	826	1,106
Goodwill	9,763	9,763
Total assets	$16,713	$18,668

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$312	$323
Deferred revenues	1,017	1,929
Accrued expenses and other liabilities	1,053	1,411
Total current liabilities	2,382	3,663
Long-term debt, net	2,670	4,390
Deferred income taxes, net	11	21
Other liabilities	991	1,132
Total liabilities	6,054	9,206

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,928	10,747
Treasury stock	(5,563)	(5,563)
Retained earnings	5,907	4,916
Accumulated other comprehensive loss	(613)	(638)
Total shareholders’ equity	10,659	9,462
Total liabilities and shareholders’ equity	$16,713	$18,668

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three and nine months ended September 30, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the third quarter of 2018 for additional information.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended September 30, 2018	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,512	$127	$20	$257	$109	$263	$263	$208	$1,247
Share-based compensation[1]	—	—	(1)	—	(3)	(17)	(3)	(31)	(55)
Amortization of intangible assets[2]	—	—	—	—	(81)	—	—	(2)	(83)
Non-GAAP Measurement	$1,512	$127	$19	$257	$25	$246	$260	$175	$1,109

Net effect of deferred revenues and related cost of revenues[3]	$146	$(3)	$63	$5	$(8)	$—	$—	$—	$57

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$265	$260	$0.34	$0.34
Share-based compensation[1]	55	55	0.07	0.07
Amortization of intangible assets[2]	83	83	0.11	0.11
Loss on extinguishment of debt[4]	—	40	0.05	0.05
Income tax impacts from items above[5]	—	(41)	(0.05)	(0.05)
Discrete tax-related items[6]	—	(72)	(0.09)	(0.09)
Non-GAAP Measurement	$403	$325	$0.43	$0.42

Net effect of deferred revenues and related cost of revenues[3]	$89	$74	$0.09	$0.10

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

4                    Reflects the loss on extinguishment of debt from redemption activities.

5                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

6                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Refer to our Form 10-Q for the third quarter of 2018 for additional information.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Nine Months Ended September 30, 2018	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$5,119	$416	$214	$777	$278	$776	$741	$623	$3,825
Share-based compensation[1]	—	—	(6)	(1)	(3)	(49)	(13)	(94)	(166)
Amortization of intangible assets[2]	—	—	—	—	(229)	—	(44)	(6)	(279)
Non-GAAP Measurement	$5,119	$416	$208	$776	$46	$727	$684	$523	$3,380

Net effect of deferred revenues and related cost of revenues[3]	$(692)	$(123)	$(102)	$—	$1	$—	$—	$—	$(224)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,294	$1,162	$1.53	$1.51
Share-based compensation[1]	166	166	0.22	0.21
Amortization of intangible assets[2]	279	279	0.37	0.36
Loss on extinguishment of debt[4]	—	40	0.05	0.05
Income tax impacts from items above[5]	—	(147)	(0.20)	(0.19)
Discrete-tax related items[6]	—	(97)	(0.13)	(0.13)
Non-GAAP Measurement	$1,739	$1,403	$1.84	$1.82

Net effect of deferred revenues and related cost of revenues[3]	$(468)	$(394)	$(0.51)	$(0.51)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

4                    Reflects the loss on extinguishment of debt from redemption activities.

5                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

6                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Refer to our Form 10-Q for the third quarter of 2018 for additional information.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended September 30, 2017	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,618	$149	$37	$249	$117	$273	$345	$191	$1,361
Share-based compensation[1]	—	—	(1)	—	(1)	(15)	(3)	(27)	(47)
Amortization of intangible assets[2]	—	—	—	—	(109)	—	(76)	(2)	(187)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(3)	(3)
Other non-cash charges[4]	—	—	—	—	—	—	—	1	1
Non-GAAP Measurement	$1,618	$149	$36	$249	$7	$258	$266	$160	$1,125

Net effect of deferred revenues and related cost of revenues[5]	$284	$30	$120	$3	$(1)	$—	$—	$—	$152

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$257	$188	$0.25	$0.25
Share-based compensation[1]	47	47	0.06	0.06
Amortization of intangible assets[2]	187	187	0.25	0.24
Fees and other expenses related to the King Acquisition[3]	3	4	0.01	0.01
Other non-cash charges[4]	(1)	(1)	—	—
Income tax impacts from items above[6]	—	(67)	(0.09)	(0.09)
Non-GAAP Measurement	$493	$358	$0.47	$0.47

Net effect of deferred revenues and related cost of revenues[5]	$132	$100	$0.14	$0.13

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects fees and other expenses related to the acquisition of King Digital Entertainment (“King Acquisition”), inclusive of related debt financings and integration costs.

4                    Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

6                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Nine Months Ended September 30, 2017	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,974	$422	$200	$717	$359	$750	$899	$539	$3,886
Share-based compensation[1]	—	—	(8)	(1)	(1)	(41)	(11)	(58)	(120)
Amortization of intangible assets[2]	—	—	—	—	(334)	—	(231)	(6)	(571)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(12)	(12)
Restructuring costs[4]	—	—	—	—	—	—	—	(11)	(11)
Other non-cash charges[5]	—	—	—	—	—	—	—	(14)	(14)
Non-GAAP Measurement	$4,974	$422	$192	$716	$24	$709	$657	$438	$3,158

Net effect of deferred revenues and related cost of revenues[6]	$(458)	$(70)	$(17)	$1	$(2)	$—	$—	$—	$(88)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,088	$858	$1.14	$1.12
Share-based compensation[1]	120	120	0.16	0.16
Amortization of intangible assets[2]	571	571	0.76	0.75
Fees and other expenses related to the King Acquisition[3]	12	17	0.02	0.02
Restructuring costs[4]	11	11	0.01	0.01
Other non-cash charges[5]	14	14	0.02	0.02
Loss on extinguishment of debt[7]	—	12	0.02	0.02
Income tax impacts from items above[8]	—	(281)	(0.37)	(0.37)
Non-GAAP Measurement	$1,816	$1,322	$1.76	$1.73

Net effect of deferred revenues and related cost of revenues[6]	$(370)	$(295)	$(0.40)	$(0.39)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                    Reflects restructuring charges, primarily severance costs.

5                    Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

7                    Reflects the loss on extinguishment of debt from refinancing activities.

8                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three and Nine Months Ended September 30, 2018 and 2017

(Amounts in millions)

Three Months Ended:	September 30, 2018				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$397	$627	$506	$1,530	$(362)	$96	$(22)	$(288)
Intersegment net revenues[1]	—	8	—	8	—	8	—	8
Segment net revenues	$397	$635	$506	$1,538	$(362)	$104	$(22)	$(280)

Segment operating income	$112	$189	$184	$485	$(149)	$21	$(24)	$(152)

Operating Margin				31.5%

	September 30, 2017
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$759	$531	$528	$1,818
Intersegment net revenues[1]	—	—	—	—
Segment net revenues	$759	$531	$528	$1,818

Segment operating income	$261	$168	$208	$637

Operating Margin				35.0%

Nine Months Ended:	September 30, 2018				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$1,047	$1,592	$1,542	$4,181	$(244)	$53	$60	$(131)
Intersegment net revenues[1]	—	14	—	14	—	14	—	14
Segment net revenues	$1,047	$1,606	$1,542	$4,195	$(244)	$67	$60	$(117)

Segment operating income	$288	$444	$543	$1,275	$(83)	$(108)	$5	$(186)

Operating Margin				30.4%

	September 30, 2017
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$1,291	$1,539	$1,482	$4,312
Intersegment net revenues[1]	—	—	—	—
Segment net revenues	$1,291	$1,539	$1,482	$4,312

Segment operating income	$371	$552	$538	$1,461

Operating Margin				33.9%

1                    Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated operating income.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three and Nine Months Ended September 30, 2018 and 2017

(Amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation to consolidated net revenues:
Segment net revenues	$1,538	$1,818	$4,195	$4,312
Revenues from non-reportable segments[1]	128	84	246	204
Net effect from recognition (deferral) of deferred net revenues[2]	(146)	(284)	692	458
Elimination of intersegment revenues[3]	(8)	—	(14)	—
Consolidated net revenues	$1,512	$1,618	$5,119	$4,974

Reconciliation to consolidated income before income tax expense:
Segment operating income	$485	$637	$1,275	$1,461
Operating income from non-reportable segments[1]	7	(12)	(4)	(15)
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	(89)	(132)	468	370
Share-based compensation expense	(55)	(47)	(166)	(120)
Amortization of intangible assets	(83)	(187)	(279)	(571)
Fees and other expenses related to the King Acquisition[4]	—	(3)	—	(12)
Restructuring costs[5]	—	—	—	(11)
Other non-cash charges[6]	—	1	—	(14)
Consolidated operating income	265	257	1,294	1,088
Interest and other expense (income), net	13	37	67	109
Loss on extinguishment of debt	40	—	40	12
Consolidated income before income tax expense	$212	$220	$1,187	$967

1                    Includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Also includes unallocated corporate income and expenses.

2                    Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

4                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

5                    Reflects restructuring charges, primarily severance costs.

6                    Reflects a non-cash accounting charge to reclassify certain cumulative translation gains (losses) into earnings due to the substantial liquidation of certain of our foreign entities.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

For the Three and Nine Months Ended September 30, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	September 30, 2018		September 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[3]	$1,276	84%	$1,354	84%	$(78)	(6)%
Retail channels	76	5	168	10	(92)	(55)
Other[4]	160	11	96	6	64	67
Total consolidated net revenues	$1,512	100%	$1,618	100%	$(106)	(7)

Change in deferred revenues[5]
Digital online channels[3]	$159		$114
Retail channels	(14)		177
Other[4]	1		(7)
Total changes in deferred revenues	$146		$284

	Nine Months Ended
	September 30, 2018		September 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[3]	$3,998	78%	$4,048	81%	$(50)	(1)%
Retail channels	764	15	698	14	66	9
Other[4]	357	7	228	5	129	57
Total consolidated net revenues	$5,119	100%	$4,974	100%	$145	3

Change in deferred revenues[5]
Digital online channels[3]	$(160)		$(236)
Retail channels	(546)		(208)
Other[4]	14		(14)
Total changes in deferred revenues	$(692)		$(458)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three and nine months ended September 30, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the third quarter of 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

4                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL - SUPPLEMENTAL INFORMATION

For the Three Months Ended September 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by distribution channel for the three months ended September 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by distribution channel were as follows:

	Three Months Ended September 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Distribution Channel:
Digital online channels[1]	$299	$480	$505	$—	$(8)	$1,276
Retail channels	53	23	—	—	—	76
Other[2]	—	35	—	125	—	160
Total consolidated net revenues	$352	$538	$505	$125	$(8)	$1,512

Change in deferred revenues[3]:
Digital online channels[1]	$57	$101	$1	$—	$—	$159
Retail channels	(12)	(2)	—	—	—	(14)
Other[2]	—	(2)	—	3	—	1
Total change in deferred revenues	$45	$97	$1	$3	$—	$146

Segment net revenues:
Digital online channels[1]	$356	$581	$506	$—	$(8)	$1,435
Retail channels	41	21	—	—	—	62
Other[2]	—	33	—	128	—	161
Total segment net revenues	$397	$635	$506	$128	$(8)	$1,658

1                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL - SUPPLEMENTAL INFORMATION

For the Nine Months Ended September 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by distribution channel for the nine months ended September 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by distribution channel were as follows:

	Nine Months Ended September 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Distribution Channel:
Digital online channels[1]	$1,110	$1,355	$1,547	$—	$(14)	$3,998
Retail channels	707	57	—	—	—	764
Other[2]	—	124	—	233	—	357
Total consolidated net revenues	$1,817	$1,536	$1,547	$233	$(14)	$5,119

Change in deferred revenues[3]:
Digital online channels[1]	$(234)	$79	$(5)	$—	$—	$(160)
Retail channels	(536)	(10)	—	—	—	(546)
Other[2]	—	1	—	13	—	14
Total change in deferred revenues	$(770)	$70	$(5)	$13	$—	$(692)

Segment net revenues:
Digital online channels[1]	$876	$1,434	$1,542	$—	$(14)	$3,838
Retail channels	171	47	—	—	—	218
Other[2]	—	125	—	246	—	371
Total segment net revenues	$1,047	$1,606	$1,542	$246	$(14)	$4,427

1                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

For the Three and Nine Months Ended September 30, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	September 30, 2018		September 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$347	23%	$527	33%	$(180)	(34)%
PC	482	32	461	28	21	5
Mobile and ancillary[3]	523	35	534	33	(11)	(2)
Other[4]	160	11	96	6	64	67
Total consolidated net revenues	$1,512	100%	$1,618	100%	$(106)	(7)

Change in deferred revenues[5]
Console	$20		$267
PC	117		8
Mobile and ancillary[3]	8		16
Other[4]	1		(7)
Total changes in deferred revenues	$146		$284

	Nine Months Ended
	September 30, 2018		September 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$1,730	34%	$1,710	34%	$20	1%
PC	1,452	28	1,534	31	(82)	(5)
Mobile and ancillary[3]	1,580	31	1,502	30	78	5
Other[4]	357	7	228	5	129	57
Total consolidated net revenues	$5,119	100%	$4,974	100%	$145	3

Change in deferred revenues[5]
Console	$(720)		$(310)
PC	20		(153)
Mobile and ancillary[3]	(6)		19
Other[4]	14		(14)
Total changes in deferred revenues	$(692)		$(458)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three and nine months ended September 30, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the third quarter of 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

4                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM - SUPPLEMENTAL INFORMATION

For the Three Months Ended September 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by platform for the three months ended September 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by platform were as follows:

	Three Months Ended September 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Platform:
Console	$307	$40	$—	$—	$—	$347
PC	40	414	36	—	(8)	482
Mobile and ancillary[1]	5	49	469	—	—	523
Other[2]	—	35	—	125	—	160
Total consolidated net revenues	$352	$538	$505	$125	$(8)	$1,512

Change in deferred revenues[3]:
Console	$29	$(9)	$—	$—	$—	$20
PC	16	101	—	—	—	117
Mobile and ancillary[1]	—	7	1	—	—	8
Other[2]	—	(2)	—	3	—	1
Total change in deferred revenues	$45	$97	$1	$3	$—	$146

Segment net revenues:
Console	$336	$31	$—	$—	$—	$367
PC	56	515	36	—	(8)	599
Mobile and ancillary[1]	5	56	470	—	—	531
Other[2]	—	33	—	128	—	161
Total segment net revenues	$397	$635	$506	$128	$(8)	$1,658

1                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM - SUPPLEMENTAL INFORMATION

For the Nine Months Ended September 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by platform for the nine months ended September 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by platform were as follows:

	Nine Months Ended September 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Platform:
Console	$1,597	$133	$—	$—	$—	$1,730
PC	208	1,140	118	—	(14)	1,452
Mobile and ancillary[1]	12	139	1,429	—	—	1,580
Other[2]	—	124	—	233	—	357
Total consolidated net revenues	$1,817	$1,536	$1,547	$233	$(14)	$5,119

Change in deferred revenues[3]:
Console	$(695)	$(25)	$—	$—	$—	$(720)
PC	(76)	96	—	—	—	20
Mobile and ancillary[1]	1	(2)	(5)	—	—	(6)
Other[2]	—	1	—	13	—	14
Total change in deferred revenues	$(770)	$70	$(5)	$13	$—	$(692)

Segment net revenues:
Console	$902	$108	$—	$—	$—	$1,010
PC	132	1,236	118	—	(14)	1,472
Mobile and ancillary[1]	13	137	1,424	—	—	1,574
Other[2]	—	125	—	246	—	371
Total segment net revenues	$1,047	$1,606	$1,542	$246	$(14)	$4,427

1                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

For the Three and Nine Months Ended September 30, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	September 30, 2018		September 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$774	51%	$798	49%	$(24)	(3)%
EMEA[3]	534	35	593	37	(59)	(10)
Asia Pacific	204	13	227	14	(23)	(10)
Total consolidated net revenues	$1,512	100%	$1,618	100%	$(106)	(7)

Change in deferred revenues[4]
Americas	$76		$182
EMEA[3]	60		73
Asia Pacific	10		29
Total changes in deferred revenues	$146		$284

	Nine Months Ended
	September 30, 2018		September 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$2,740	54%	$2,586	52%	$154	6%
EMEA[3]	1,774	35	1,684	34	90	5
Asia Pacific	605	12	704	14	(99)	(14)
Total consolidated net revenues	$5,119	100%	$4,974	100%	$145	3

Change in deferred revenues[4]
Americas	$(399)		$(258)
EMEA[3]	(242)		(160)
Asia Pacific	(51)		(40)
Total changes in deferred revenues	$(692)		$(458)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three and nine months ended September 30, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the third quarter of 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION - SUPPLEMENTAL INFORMATION

For the Three Months Ended September 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by geographic region for the three months ended September 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by geographic region were as follows:

	Three Months Ended September 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[3]	Total
Net Revenues by Geographic Region:
Americas	$214	$242	$309	$13	$(4)	$774
EMEA[1]	109	172	143	112	(2)	534
Asia Pacific	29	124	53	—	(2)	204
Total consolidated net revenues	$352	$538	$505	$125	$(8)	$1,512

Change in deferred revenues[2]:
Americas	$33	$43	$—	$—	$—	$76
EMEA[1]	8	48	1	3	—	60
Asia Pacific	4	6	—	—	—	10
Total change in deferred revenues	$45	$97	$1	$3	$—	$146

Segment net revenues:
Americas	$247	$285	$309	$13	$(4)	$850
EMEA[1]	117	220	144	115	(2)	594
Asia Pacific	33	130	53	—	(2)	214
Total segment net revenues	$397	$635	$506	$128	$(8)	$1,658

1                    Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION - SUPPLEMENTAL INFORMATION

For the Nine Months Ended September 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by geographic region for the nine months ended September 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by geographic region were as follows:

	Nine Months Ended September 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[3]	Total
Net Revenues by Geographic Region:
Americas	$1,074	$716	$945	$13	$(8)	$2,740
EMEA[1]	613	497	448	220	(4)	1,774
Asia Pacific	130	323	154	—	(2)	605
Total consolidated net revenues	$1,817	$1,536	$1,547	$233	$(14)	$5,119

Change in deferred revenues[2]:
Americas	$(439)	$43	$(3)	$—	$—	$(399)
EMEA[1]	(287)	34	(2)	13	—	(242)
Asia Pacific	(44)	(7)	—	—	—	(51)
Total change in deferred revenues	$(770)	$70	$(5)	$13	$—	$(692)

Segment net revenues:
Americas	$635	$759	$942	$13	$(8)	$2,341
EMEA[1]	326	531	446	233	(4)	1,532
Asia Pacific	86	316	154	—	(2)	554
Total segment net revenues	$1,047	$1,606	$1,542	$246	$(14)	$4,427

1                    Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and ADJUSTED EBITDA

For the Trailing Twelve Months Ended September 30, 2018

(Amounts in millions)

					Trailing Twelve Months Ended
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	September 30, 2018

GAAP Net Income (Loss)[1]	$(584)	$500	$402	$260	$578
Interest and other expense (income), net	36	28	26	13	103
Loss on extinguishment of debt	—	—	—	40	40
Provision for income taxes[2]	769	67	6	(48)	794
Depreciation and amortization	219	155	112	118	604
EBITDA	440	750	546	383	2,119

Share-based compensation expense[3]	58	53	57	55	223
Fees and other expenses related to the King Acquisition[4]	3	—	—	—	3
Restructuring costs[5]	5	—	—	—	5
Discrete tax-related items[6]	39	—	—	—	39
Adjusted EBITDA	$545	$803	$603	$438	$2,389

Change in deferred net revenues and related cost of revenues[7]	$441	$(373)	$(182)	$89	$(25)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as for the fiscal quarters beginning in 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the third quarter of 2018 for additional information.

2                    Provision for income taxes for the three months ended December 31, 2017, June 30, 2018, and September 30, 2018, also include impacts from significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

3                    Includes expenses related to share-based compensation.

4                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

5                    Reflects restructuring charges, primarily severance costs.

6                    Reflects the impact of other unusual or unique tax-related items and activities.

7                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year %
	September 30,	December 31,	March 31,	June 30,	September 30,	Increase
	2017	2017	2018	2018	2018	(Decrease)
Cash Flow Data
Operating Cash Flow	$379	$1,158	$529	$9	$253	(33)%
Capital Expenditures	34	69	31	30	36	6
Non-GAAP Free Cash Flow[1]	345	1,089	498	(21)	217	(37)

Operating Cash Flow - TTM[2]	1,914	2,213	2,331	2,075	1,949	2%
Capital Expenditures - TTM[2]	123	155	165	164	166	35
Non-GAAP Free Cash Flow - TTM[2]	$1,791	$2,058	$2,166	$1,911	$1,783	—

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended December 31, 2016, three months ended March 31, 2017, and three months ended June 30, 2017, were $859 million, $411 million, and $265 million, respectively.  Capital Expenditures for the three months ended December 31, 2016, three months ended March 31, 2017, and three months ended June 30, 2017, were $37 million, $21 million, and $31 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months Ending December 31, 2018 and Year Ending December 31, 2018

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	December 31, 2018	December 31, 2018

Net Revenues[1]	$2,236	$7,355
Change in deferred revenues[2]	$812	$120

Earnings Per Diluted Share (GAAP)	$0.43	$1.94
Excluding the impact of:
Share-based compensation[3]	0.11	0.33
Amortization of intangible assets[4]	0.12	0.48
Loss on extinguishment of debt[5]	—	0.05
Income tax impacts from items above[6]	(0.02)	(0.22)
Discrete tax-related items[7]	—	(0.13)
Earnings Per Diluted Share (Non-GAAP)	$0.64	$2.46

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[8]	$0.63	$0.12

1                    Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Reflects expenses related to share-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects losses recognized from early extinguishment of debt.

6                    Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.

7                    Reflects the impacts from significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities recognized during the nine months ended September 30, 2018.  Refer to our Form 10-Q for the third quarter of 2018 for additional information.

8                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.